As filed with the Securities and Exchange Commission on June 29, 2001
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            COMVERSE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

            New York                                     13-3238402
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                            170 Crossways Park Drive
                            Woodbury, New York 11797
                                 (516) 677-7200

               (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                 Boston Technology, Inc. 1989 Stock Option Plan
            Boston Technology, Inc. 1992 Directors' Stock Option Plan
                Boston Technology, Inc. 1994 Stock Incentive Plan
             Boston Technology, Inc. 1995 Director Stock Option Plan
     Boston Technology, Inc. Amended and Restated 1996 Stock Incentive Plan
                       Nonstatutory Stock Option Agreement
                Comverse Technology, Inc. 1987 Stock Option Plan
                Comverse Technology, Inc. 1994 Stock Option Plan
                Comverse Technology, Inc. 1995 Stock Option Plan
                Comverse Technology, Inc. 1996 Stock Option Plan
        Comverse Technology, Inc. 1997 Stock Incentive Compensation Plan
           Comverse Technology, Inc. 1997 Employee Stock Purchase Plan
        Comverse Technology, Inc. 1999 Stock Incentive Compensation Plan
        Comverse Technology, Inc. 2000 Stock Incentive Compensation Plan Comverse Technology, Inc. 2001 Stock Incentive Compensation Plan


                              (Full Title of Plans)
                                 KOBI ALEXANDER
                      President and Chief Executive Officer
                            170 Crossways Park Drive
                            Woodbury, New York 11797
                                 (516) 677-7200
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                                William F. Sorin
                                    Secretary
                            Comverse Technology, Inc.
                            170 Crossways Park Drive
                            Woodbury, New York 11797
                                 (516) 677-7200

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
 Title of Each Class of Securities to be       Additioinal         Proposed Maximum       Proposed Maximum          Amount of
               Registered                     Amount to be        Offering Price Per     Aggregate Offering      Registration Fee
                                              Registered(1)            Share(2)               Price(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share         25,700,000               $56.055            $1,440,613,500          $360,153.38
-----------------------------------------------------------------------------------------------------------------------------------
     TOTAL                                     25,700,000               $56.055            $1,440,613,500          $360,153.38
-----------------------------------------------------------------------------------------------------------------------------------

(1) Consists of additional shares issuable under the above-referenced plans and not previously registered. There is also registered such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated solely for purposes of calculating the registration fee, calculated pursuant to Rule 457(h)(1) under the Securities Act as follows:
    (a) $56.055, the average of the high and low prices per share of the Registrant's Common Stock on June 22, 2001, multiplied by (b) 25,700,000, the maximum number of additional shares of the Registrant's Common Stock issuable under the plans covered by this Registration Statement.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information

                  The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to the plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

Item 2.           Registrant Information and Employee Plan Annual Information

                  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act or additional information about the plans are available without charge by contacting:

                            Comverse Technology, Inc.
                            170 Crossways Park Drive
                            Woodbury, New York 11797
                                 (516) 677-7200

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

                  The following documents filed with the Commission by Comverse Technology, Inc. (the "Company") (File No. 0-15502) are incorporated herein by reference and made a part hereof:

                  o Annual Report on Form 10-K for the year ended January 31, 2001;

                  o Quarterly Report on Form 10-Q for the quarter ended April 30, 2001;

                  o Current Report on Form 8-K filed with Commission on June 12, 2001; and

                  o Description of common stock contained in registration statement on Form 8-A filed with the Commission on March 17, 1987, as amended.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

                  Not applicable.

Item 5. Interests of Named Experts and Counsel.

                  Not applicable.

Item 6. Indemnification of Directors and Officers.

                  The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Registrant may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Registrant. In a nonderivative action or threatened action, the BCL provides that the Registrant may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant.

                  Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

                  The above is a general summary of certain indemnity provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

                  The Registrant has included in its Certificate of Incorporation, a provision that no director of the Registrant shall be personally liable to the Registrant or its shareholders in damages for any breach of duty as a director, provided that such provision shall not be construed to eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the BCL.

                  The By-Laws of the Registrant further provide that the Registrant shall indemnify its directors and officers, and shall advance their expenses in the defense of any action for which indemnification is sought, to the full extent permitted by the BCL and when authorized by resolution of the shareholders or directors of the Registrant or any agreement providing for such indemnification or advancement of expenses, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to him established that his acts were committed in bad faith or were the result of active and deliberate dishonesty material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The Registrant has entered into indemnity agreements with each of its directors and officers pursuant to the foregoing provisions of its By-Laws. The Registrant maintains insurance policies insuring each of its directors and officers against certain civil liabilities, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

                  Not applicable.

Item 8. Exhibits.

Exhibit No.      Description of Exhibit
-----------      ----------------------

4.1              Excerpts from certificate of incorporation, as amended.
                 (Incorporated by reference to Exhibits filed with the Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1994).

4.2 Excerpts from by-laws, as amended. (Incorporated by reference to Exhibits filed with the Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1992).

4.3 Specimen stock certificate. (Incorporated by reference to Exhibits filed with the Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1992).

4.4              Boston Technology, Inc. 1989 Stock Option Plan.

4.5              Boston Technology, Inc. 1992 Directors' Stock Option Plan.

4.6              Boston Technology, Inc. 1994 Stock Incentive Plan.

4.7              Boston Technology, Inc. 1995 Director Stock Option Plan.

4.8              Boston Technology, Inc. Amended and Restated 1996 Stock
                 Incentive Plan.

4.9              Comverse Technology, Inc. 1997 Stock Incentive Compensation
                 Plan.

4.10             Comverse Technology, Inc. 1997 Employee Stock Purchase Plan.

4.11             Nonstatutory Stock Option Agreement

4.12 Comverse Technology, Inc. 1987 Stock Option Plan. (Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1987.)

4.13 Comverse Technology, Inc. 1994 Stock Option Plan. (Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1994.)

4.14 Comverse Technology, Inc. 1995 Stock Option Plan. (Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1995.)

4.15 Comverse Technology, Inc. 1996 Stock Option Plan. (Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1996.)

4.16             Comverse Technology, Inc. 1997 Employee Stock Purchase Plan.

4.17 Comverse Technology, Inc. 1999 Stock Incentive Compensation Plan. (Incorporated by reference to the Definitive Proxy Materials for the Registrant's Annual Meeting of Stockholders held on October 8, 1999.)

4.18 Comverse Technology, Inc. 2000 Stock Incentive Compensation Plan. ((Incorporated by reference to the Definitive Proxy Materials for the Registrant's Annual Meeting of Stockholders held on September 15, 2000.)

4.19 Comverse Technology, Inc. 2001 Stock Incentive Compensation Plan. ((Incorporated by reference to the Definitive Proxy Materials for the Registrant's Annual Meeting of Stockholders held on June 15, 2001.)

*5.1             Opinion of William F. Sorin, Esq.

*23.1 Consent of William F. Sorin, Esq. (included in Exhibit 5.1 hereto).

*23.2            Consent of Deloitte & Touche LLP

24.1 Powers of Attorney (included in the signature pages of this Registration Statement).

--------------------------------

  *  Filed herewith.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                   (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                   (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, duly authorized, as of June 28, 2001.

                                           COMVERSE TECHNOLOGY, INC.


                                           By: /s/ David Kreinberg
                                               --------------------------------
                                                   David Kreinberg
                                                   Chief Financial Officer

                                  Exhibit Index
                                  -------------


Exhibit No.      Description of Exhibit
-----------      ----------------------

4.1              Excerpts from certificate of incorporation, as amended.
                 (Incorporated by reference to Exhibits filed with the Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1994).

4.2 Excerpts from by-laws, as amended. (Incorporated by reference to Exhibits filed with the Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1992).

4.3 Specimen stock certificate. (Incorporated by reference to Exhibits filed with the Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1992).

4.4              Boston Technology, Inc. 1989 Stock Option Plan.

4.5              Boston Technology, Inc. 1992 Directors' Stock Option Plan.

4.6              Boston Technology, Inc. 1994 Stock Incentive Plan.

4.7              Boston Technology, Inc. 1995 Director Stock Option Plan.

4.8              Boston Technology, Inc. Amended and Restated 1996 Stock
                 Incentive Plan.

4.9              Comverse Technology, Inc. 1997 Stock Incentive Compensation
                 Plan.

4.10             Comverse Technology, Inc. 1997 Employee Stock Purchase Plan.

4.11             Nonstatutory Stock Option Agreement

4.12 Comverse Technology, Inc. 1987 Stock Option Plan. (Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1987.)

4.13 Comverse Technology, Inc. 1994 Stock Option Plan. (Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1994.)

4.14 Comverse Technology, Inc. 1995 Stock Option Plan. (Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1995.)

4.15 Comverse Technology, Inc. 1996 Stock Option Plan. (Incorporated by reference to Exhibits filed with Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1996.)

4.16             Comverse Technology, Inc. 1997 Employee Stock Purchase Plan.

4.17 Comverse Technology, Inc. 1999 Stock Incentive Compensation Plan. (Incorporated by reference to the Definitive Proxy Materials for the Registrant's Annual Meeting of Stockholders held October 8, 1999.)

4.18 Comverse Technology, Inc. 2000 Stock Incentive Compensation Plan. ((Incorporated by reference to the Definitive Proxy Materials for the Registrant's Annual Meeting of Stockholders held September 15, 2000.)

4.19 Comverse Technology, Inc. 2000 Stock Incentive Compensation Plan. ((Incorporated by reference to the Definitive Proxy Materials for the Registrant's Annual Meeting of Stockholders held September 15, 2000.)

*5.1             Opinion of William F. Sorin, Esq.

*23.1 Consent of William F. Sorin, Esq. (included in Exhibit 5.1 hereto).

*23.2            Consent of Deloitte & Touche LLP

24.1 Powers of Attorney (included in the signature pages of this Registration Statement).

--------------------------------

  *  Filed herewith.